SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

SECUREALERT, INC.
(Exact name of Registrant as specified in its Charter)

Utah	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

405 South Main Street, Suite 700, Salt Lake City, UT 84111
(Address of principal executive offices)

(801) 451-6141
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2014, SecureAlert, Inc., dba TrackGroup (the “Company”) entered into a two-year employment agreement with John R. Merrill, the Company’s Chief Financial Officer (the “Merrill Employment Agreement”). During the term of the Merrill Employment Agreement, Mr. Merrill will receive an annual base salary of $180,000 and will be eligible to participate in the Company’s Employee Bonus Plan and 2012 Equity Incentive Award Plan, wherein Mr. Merrill may earn a variable cash bonus and/or shares of the Company’s common stock based on individual performance and achieving specific Company milestones. Mr. Merrill will also be entitled to participate in such life insurance, disability, medical, dental, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

Date: November 25, 2014	By:	/s/ Guy Dubois
Guy Dubois
Chairman

Exhibit Index

Exhibit No.	Description
10.1	Executive Employment Agreement, by and between SecureAlert, Inc. and John R. Merrill, dated November 19, 2014.